SOLICITING DEALER AGREEMENT
STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

Ladies and Gentlemen:

Stratstone Securities, LLC (the “Dealer Manager”) has entered into a dealer manager agreement (the “Dealer Manager Agreement”) which is a part hereof and attached hereto, with Stratstone/Bluegreen Secured Income Fund, LLC, a Delaware Limited Liability Company (the “Company”), under which the Dealer Manager has agreed to use the Dealer Manager’s best efforts to solicit subscriptions for the units of the Company’s membership interests (the “Units”). The Company is offering to the public an aggregate maximum of up to $500,000,000 in Units at a price of $10.00 per Unit on a “best efforts” basis (the “Primary Offering”), and up to $70,000,000 in Units issued pursuant to the distribution reinvestment program (“DRP”) at a price equal to $9.10 per Unit (subject to the right of the Company to reallocate the Units between the Primary Offering and the DRP) (the “Offering”).  Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Dealer Manager Agreement.

In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Soliciting Dealers”) who are members of the Financial Industry Regulatory Authority (“FINRA”) to solicit subscriptions.  You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Units, in accordance with the following terms and conditions:

1.	Registration Statement.

(a)           A registration statement on Form S-11 (File No. ____________), including a preliminary prospectus, was filed with the Securities and Exchange Commission (the “Commission”) on [________, 2009], in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”) for the registration of the Offering. The Company has prepared and filed such amendments thereto, if any, and such amended prospectus, if any, as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required.  The prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), is hereinafter referred to as the “Prospectus,” except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the Prospectus on file at the time the registration statement or any post-effective amendment to the registration statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations from and after the date on which it shall have been filed with the Commission.  As used in this agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective, and the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission.

(b)           The Units and the Offering are more particularly described in the enclosed Prospectus. Additional copies of the Prospectus will be supplied to the Soliciting Dealer in reasonable quantities upon request. The Dealer Manager will also provide the Soliciting Dealer with reasonable quantities of any supplemental literature prepared by the Company in connection with the Offering.

2.            Compliance with Applicable Rules and Regulations; License and Association Membership.

Solicitation and other activities by the Soliciting Dealers hereunder shall be undertaken only in accordance with the Dealer Manager Agreement, this Agreement, the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Commission, the Blue Sky Survey delivered to the Dealer Manager by the Company (the “Blue Sky Survey”), the Rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2340, 2420, 2730, 2740, 2750, and 2810 of the FINRA Conduct Rules, and the provisions of Article III.C. of the NASAA Mortgage Program Guidelines (the “NASAA Guidelines”).

Upon the effectiveness of this Agreement, the undersigned dealer will become one of the “Soliciting Dealers” referred to in the Dealer Manager Agreement.  Soliciting Dealer’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Soliciting Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations in all states where it offers or sells Units, and that it is a member in good standing of FINRA.  Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 1 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to offer and sell the Units in such jurisdictions. This Agreement shall automatically terminate if Soliciting Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Soliciting Dealer’s principal office is located.  Soliciting Dealer agrees to notify the Dealer Manager immediately if Soliciting Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Soliciting Dealer is currently registered or licensed.

3.	Limitation of Offer; Investor Suitability.

(a)           The Soliciting Dealer will offer Units only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent by the Company, the FINRA Rules and NASAA Guidelines.  In offering the sale of Units to any person, each Soliciting Dealer shall have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by the Soliciting Dealer after due inquiry) that: (i) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (iii) the purchase of the Units is otherwise suitable for such person; and (iv) such person has either: (a) a minimum annual gross income of $70,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $250,000 and meets the higher suitability standards, if applicable, imposed by the state in which the investment by such investor is made. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, a Soliciting Dealer may rely on (i) representations from investment advisers who are not affiliated with the Soliciting Dealer, banks acting as trustees or fiduciaries and (ii) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Soliciting Dealer after due inquiry.  Notwithstanding the foregoing, the Soliciting Dealer shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(b)           Each Soliciting Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. A Soliciting Dealer can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above.  Each Soliciting Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including by not limited to Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  Each Soliciting Dealer agrees to make such documents and records available to the Dealer Manager and the Company upon request and representatives of the Commission, FINRA and applicable state securities administrators upon Soliciting Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

4.	Delivery of Prospectus and Approved Sales Literature.

(a)           Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Units, a Prospectus, as then supplemented or amended, prior to the tender of his subscription agreement (the “Subscription Agreement”); (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the termination of the Offering; (iii) to deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any prescribed document included within the Registration Statement and any supplements thereto during the course of the Offering; (iv) not to use any sales materials in connection with the solicitation of purchasers of the Units except materials provided or approved in writing by the Company (“Approved Sales Literature”); (v) to the extent the Company provides Approved Sales Literature, not to use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future; and (vi) not to give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature.

(b)           Neither the Soliciting Dealer nor any other person is authorized by the Company or by the Dealer Manager to give any information or make any representations in connection with this Agreement or the offer of Units other than those contained in the Prospectus, as then amended or supplemented, or any Approved Sales Literature. Each Soliciting Dealer agrees not to publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s prior written approval.

(c)           Nothing in this Agreement shall be deemed or construed to make Soliciting Dealer an employee, agent, representative, or partner of the Dealer Manager or the Company, and Participating Dealer is not authorized to act for the Dealer Manager or the Company.

(d)           Each Soliciting Dealer agrees that it will not send or give supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials.

(e)           Each Soliciting Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Units to members of the public.

5.	Submission of Orders.

(a)           Subject to any individual state requirements and except for units issued to the Company’s existing investors, including pursuant to the DRP or the Company’s automatic investment plan, the Company will sell Units only to investors who purchase a minimum of 250 units for an aggregate price of $2,500. In order to satisfy the purchase requirements for retirement plans, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. An investment in Units shall not, itself, create a retirement plan, and in order to create a retirement plan an investor must comply with all applicable provisions of the Internal Revenue Code. Following the initial minimum investment, an investor shall not be permitted to transfer, fractionalize or subdivide such units so as to retain less than 250 units.

(b)           With respect to the Soliciting Dealer’s participation in any resales or transfers of the Units, the Soliciting Dealer agrees to comply with any applicable requirements set forth in Section 2 and to fulfill the obligations pursuant to FINRA Rule 2810.

(c)           Payments for Units shall be made by checks payable to “[_____________]” and forwarded together with a copy of the Subscription Agreement, executed  and initialed by the subscriber as provided for in the Subscription Agreement, to the Company’s escrow agent (the “Escrow Agent”).  Funds will be deposited into an escrow account no later than noon of the next business day after receipt of such Subscription Agreement and check (when the Soliciting Dealer’s internal supervisory procedures are completed at the site at which the Subscription Agreement and check were received by the Soliciting Dealer) or, when the Soliciting Dealer’s internal supervisory procedures are performed at a different location (the “Final Review Office”), the Soliciting Dealer shall transmit the check and Subscription Agreement to the Final Review Office by the noon of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and check. The Final Review Office will, by the noon of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to the Escrow Agent.  If any Subscription Agreement solicited by the Soliciting Dealer is rejected by the Dealer Manager or the Company, the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection.

6.	Soliciting Dealer Compensation.

(a)           Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and except as described in or as otherwise provided for in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to the Soliciting Dealer a selling commission of 7.0% of the selling price of each Unit for which a sale is completed (except for certain sales for which commissions may be reduced or eliminated in accordance with the terms of the Prospectus and as set forth below) from the up to $500,000,000 in Units offered in the Primary Offering on a “best efforts” basis for which the Soliciting Dealer have acted as Soliciting Dealer pursuant to this Agreement.

(b)           Purchasers (as defined below) purchasing more than $500,000 in Units will be entitled to a reduced Unit purchase price and a reduction in selling commissions payable described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus.  The discounts will be applied on a transaction-by transaction basis and in a progressive fashion.

(c)           For the purposes of such volume discounts, the term “purchaser” includes: (a) an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts; (b) a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not; (c) an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and (d) all commingled trust funds maintained by a given bank.

(d)           No selling commissions will be paid, and the per Unit price shall be reduced to $[_______], in connection with Units sold in the offering of up to $500,000,000 in Units in the event the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor.

(e)           No selling commissions will be paid, and the per Unit price shall be reduced to $[______], in connection with Units sold to (i) retirement plans of the Soliciting Dealer, (ii) the Soliciting Dealer in its individual capacity, (iii) IRAs and qualified plans of Soliciting Dealer’s registered representatives or (iv) any one of Soliciting Dealer’s registered representatives in their individual capacities.

(f)           No selling commissions will be paid for sales of Units under the Company’s DRP.

(g)           Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Units if the Company rejects a proposed subscriber’s Subscription Agreement, which it may do, as provided in the form of Subscription Agreement for any reason or for no reason.  Accordingly, the Soliciting Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber; such authority residing solely in the Dealer Manager, as the Dealer Manager and processing broker-dealer.

(h)           Notwithstanding anything to the contrary contained herein, in the event that the Dealer Manager pays any selling commission to the Soliciting Dealer for sale by Soliciting Dealer of one or more Units and the subscription is rescinded as to one or more of the Units covered by such subscription, the Dealer Manager shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in Section 6(a), multiplied by the number of Units as to which the subscription is rescinded.  In the event that no payment of selling commissions or other compensation is due to the Soliciting Dealer after such withdrawal occurs, the Soliciting Dealer shall pay the amount specified in the preceding sentence to the Dealer Manager within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

(i)           The Dealer Manager may, in its sole discretion, re-allow to the Soliciting Dealers, a portion of the dealer manager fee received by it.  In addition, pursuant to the Dealer Manager Agreement, the Soliciting Dealer may be reimbursed by the Company for reasonable accountable bona fide due diligence expenses, provided such expenses are supported by detailed and itemized invoices.  Certain marketing expenses such as Soliciting Dealer conferences may be advanced to a Soliciting Dealer and later deducted from the portion of the dealer manager fee reallowed to that Soliciting Dealer.  If the Offering is not consummated, the Soliciting Dealer will repay any such advance to the extent not expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the dealer manager fee that may otherwise be re-allowable to the Soliciting Dealer.

(j)           The Company will not be liable or responsible to any Soliciting Dealer for the payment of any selling commissions or any reallowance of fees to the Soliciting Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions or any reallowance to Soliciting Dealers.

7.	Reserved Units.

The number of Units, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company.  The Dealer Manager reserves the right to notify the Soliciting Dealer by United States mail or by other means of the number of Units reserved for sale by the Soliciting Dealer, if any. Such Units will be reserved for sale by the Soliciting Dealer until the time specified in the Dealer Manager’s notification to the Soliciting Dealer. Sales of any reserved Units after the time specified in the notification to the Soliciting Dealer or any requests for additional Units will be subject to rejection in whole or in part.

8.	Blue Sky Qualification.

(a)           The Dealer Manager will inform the Soliciting Dealer as to the jurisdictions in which the Dealer Manager has been advised by the Company that the Units have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions; but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to the Soliciting Dealer’s right to act as a broker and/or dealer with respect to the Units in any such jurisdiction. The Soliciting Dealer agrees that the Soliciting Dealer will not make any offers or sell any Units except in states in which the Dealer Manager may advise the Soliciting Dealer that the Offering has been qualified or is exempt and in which the Soliciting Dealer is legally qualified to make offers and further agrees to assure that each person to whom the Soliciting Dealer sells Units (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement.  Neither the Dealer Manager nor the Company assume any obligation or responsibility in respect of the qualification of the Units covered by the Prospectus under the laws of any jurisdiction or the Soliciting Dealer’s qualification to act as a broker and/or dealer with respect to the Units in any jurisdiction. The Blue Sky Survey which has been or will be furnished to the Soliciting Dealer indicates the jurisdictions in which it is believed that the offer and sale of Units covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b)           It is understood and agreed that under no circumstances will the Soliciting Dealer, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which the Soliciting Dealer may not lawfully so engage in any activities in any jurisdiction with respect to the Units in which the Soliciting Dealer may lawfully so engage unless the Soliciting Dealer has complied with the provisions hereof.

9.            Dealer Manager’s Authority. Subject to the terms of the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. The Dealer Manager shall not be under any liability to the Soliciting Dealer (except for (i) its own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder) for or in respect of the validity or value of or title to, the Units; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Company or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Units; the performance by the Company or by others of any agreement on its or their part; the qualification of the Units for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Company or the Dealer Manager shall be implied or inferred herefrom.

10.	Indemnification.

(a)           Under the Dealer Manager Agreement, the Company has agreed to indemnify the Soliciting Dealer and the Dealer Manager and each person, if any, who controls the Soliciting Dealer or the Dealer Manager, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. The Soliciting Dealer agrees to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that the Soliciting Dealer agrees to indemnify the Company in such Dealer Manager Agreement.

(b)           In furtherance of, and not in limitation of the foregoing, the Soliciting Dealer will indemnify, defend and hold harmless the Dealer Manager and the Company, and their officers, directors, employees, members, partners, affiliates, agents and representatives (“indemnified parties”), and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the indemnified parties, and each person who signed the Registration Statement, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims and expenses (including the reasonable legal and other expenses incurred in  investigating and defending any such claims or liabilities), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by the Soliciting Dealer, or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Approved Sales Literature or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Units for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by the Soliciting Dealer specifically for use with reference to the Soliciting Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, (d) any use of sales literature, including “broker dealer use only” materials, by the Soliciting Dealer that is not Approved Sales Literature, (e) any untrue statement made by the Soliciting Dealer or the Soliciting Dealer’s representatives or agents or omission by the Soliciting Dealer or the Soliciting Dealer’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company, or (f) any failure by the Soliciting Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act.  The Soliciting Dealer will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Soliciting Dealer may otherwise have.

(c)           Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld.

(d)           An indemnifying party under this Section 10 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11.	Contribution.

If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.

12.	Company as Third Party Beneficiary to Agreement.

The Company shall be a third party beneficiary of Sections 10 and 11.  The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.

13.	Privacy Laws.

Each Soliciting Dealer agrees to: (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) the Soliciting Dealer’s own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law.

14.	Anti-Money Laundering Compliance Programs.

The Soliciting Dealer represents to the Dealer Manager and to the Company that the Soliciting Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units.  The Soliciting Dealer further represents that the Soliciting Dealer is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Soliciting Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager or the Company, provide a certification to the Dealer Manager or the Company that, as of the date of such certification (a) the Soliciting Dealer’s AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

15.	Due Diligence;

(a)           Prior to offering the Units for sale, the Soliciting Dealer shall have conducted an inquiry such that the Soliciting Dealer has reasonable grounds to believe, based on information made available to the Soliciting Dealer by the Company or the Advisor through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Units. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

(1) items of compensation;

(2) loans by the Company, if available;

(3) tax aspects;

(4) financial stability and experience of the Company and the Advisor;

(5) conflicts and risk factors; and

(6) appraisals and other pertinent reports.

(b)           Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

(i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

(ii) the results of the inquiry were provided to the Soliciting Dealer with the consent of the Soliciting Dealer conducting or directing the inquiry; and

(iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

(c)           Prior to the sale of the Units, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

16.	Miscellaneous.

(a)           The Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of the Soliciting Dealers (including the Soliciting Dealer party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Each Soliciting Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Soliciting Dealers. The Soliciting Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)           This Agreement, except for the provisions of Sections 9, 10, 11, 12 and 13 hereof, may be terminated at any time by either party hereto by two days prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 9, 10, 11, 12 and 13 hereof.

(c)           Any communications from the Soliciting Dealer should be in writing addressed to the Dealer Manager at Stratstone Securities, LLC, [2100 West Cypress Creek Road, Fort Lauderdale, FL  33309]. Any notice from the Dealer Manager to the Soliciting Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to the Soliciting Dealer at the Soliciting Dealer’s address shown below.

(d)           Nothing herein contained shall constitute the Dealer Manger, the Soliciting Dealer, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)           The Company may authorize the Company’s transfer agent to provide information to the Dealer Manages and each Soliciting Dealer regarding record holder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such client.  The Soliciting Dealer shall not disclose any password for a restricted website or portion of a website provided to the Soliciting Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of such Soliciting Dealers, any material downloaded from such restricted website or portion of a restricted website.

If the foregoing is in accordance with the Soliciting Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. The Soliciting Dealer’s indicated acceptance thereof shall constitute a binding agreement between the Soliciting Dealer and the Dealer Manager.

Very truly yours,

STRATSTONE SECURITIES, LLC

By:

Name:
Title:

____________, 2010

The undersigned dealer confirms its agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that the it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the published rules and regulations of the Commission thereunder or is exempt from such registration.  The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Units, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA.

Dated: ____________, 2010	_____________________________________

Name of Soliciting Dealer

_____________________________________

Federal Identification Number

By: __________________________________

Authorized Signature

Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:	________________________________________

Address:	________________________________________
Street

________________________________________
City

________________________________________

State and Zip Code

________________________________________

(Area Code) Telephone No.

Attention:	__________________________________

SCHEDULE 1
TO
SOLICITING DEALER AGREEMENT WITH
STRATSTONE SECURITIES, LLC

Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska
☐	Alaska	☐	Nevada
☐	Arizona	☐	New Hampshire
☐	Arkansas	☐	New Jersey
☐	California	☐	New Mexico
☐	Colorado	☐	New York
☐	Connecticut	☐	North Carolina
☐	Delaware	☐	North Dakota
☐	District of Columbia	☐	Ohio
☐	Florida	☐	Oklahoma
☐	Georgia	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virgin Islands
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming
☐	Montana

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